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                                                                EXHIBIT 10.34

             SECOND AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP


      This Second Amendment to Agreement of Limited Partnership (this "Amendment") dated as of March ___, 1995 amends that certain Agreement of Limited Partnership of Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, dated December 27, 1994 and amended as of January 1, 1994, by and among Alexander Haagen Properties, Inc., a Maryland corporation (the "General Partner"), and the Limited Partners (the "Partnership Agreement"). Unless otherwise provided herein, all capitalized terms used herein shall have the meanings given to them in the Partnership Agreement.

                                   RECITALS
                                   --------

      WHEREAS, the Partnership has determined that it is in its best interests to invest in and form that certain California limited partnership to be known as Alexander Haagen Properties Finance Partnership, L.P. (the "Finance Partnership"), the general partner of which is Alexander Haagen Properties Finance, Inc. ("Finance Company") the sole shareholder of which is the General Partner; and

      WHEREAS, the Partnership has approved the General Partner's investment in Finance Company.

                                   AGREEMENT
                                   ---------

1.  The Partners agree as follows:

      Section 7.5.A of the Partnership Agreement is amended to add the following to the end of the second sentence thereof:

           ; provided, however, that the General Partner may organize and own the stock of Alexander Haagen Properties Finance, Inc., a Delaware corporation (and any successor entity thereto), and do any and all such things as may be necessary and appropriate in connection with the formation of the Finance Partnership, including the contribution of an approximately 7.275% undivided interest in the La Verne Towne Center and a demand note for the amount of $10,185,000 to the capital of the Finance Company.

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II.  Except as set forth in this Amendment, all terms and conditions of the
     Partnership Agreement shall remain in full force and effect.


      IN WITNESS WHEREOF, the Partners have caused this Amendment to be executed effective as of the day and year first above written.


                            ALEXANDER HAAGEN PROPERTIES, INC.
                            a Maryland Corporation
                            General Partner



                            By: /s/ Alexander Haagen
                               -----------------------------
                            Name:
                            Title: